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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Neose Technologies, Inc.:

        We consent to the incorporation by reference in the Registration Statements (No. 333-01410, No. 333-35283, No. 333-88913, No. 333-47718, No. 333-73340, No. 333-97593, No. 333-107888, No. 333-116438, and No. 333-143359) on Form S-8 and Registration Statements (No. 333-83925, No. 333-103883, No. 333-106327, No. 333-121112, and No. 333-141791) on Form S-3 of Neose Technologies, Inc. of our reports dated March 10, 2008, with respect to the balance sheets of Neose Technologies, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Neose Technologies, Inc.

        Our report dated March 10, 2008 on the financial statements refers to the Company's adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 10, 2008

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm